Exhibit 5.1

June 9, 2026
Applied Optoelectronics, Inc. 13139 Jess Pirtle Blvd.	Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000 Houston, Texas 77010-4106 United States of America
Sugar Land, TX 77478	Tel +1 713 651 5151
nortonrosefulbright.com

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of an aggregate of 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued under the Applied Optoelectronics, Inc. 2026 Equity Incentive Plan (the “Plan”).

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the restated certificate of incorporation of the Company, as in effect on the date hereof, (ii) the amended and restated bylaws of the Company, as amended by Amendment No. 1 to the amended and restated by-laws of the Company, as in effect on the date hereof, (iii) the Registration Statement, (iv) the Plan, (v) resolutions of the board of directors of the Company relating to, among other matters, the approval of the Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. For purposes of the opinions set forth below, we have further assumed that no event occurs that causes the number of authorized shares of the Company’s common stock, $0.001 par value per share, available for issuance by the Company to be less than the number of then unissued Shares.

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June 9, 2026 Page 2

Based upon the foregoing, and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, upon issuance and delivery against payment therefor in accordance with the terms of and in the manner set forth in the Plan and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid, and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the SEC or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP